UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2006

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 North Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

ING Credit Agreement

On September 25, 2006, Pilgrim’s Pride Corporation (the “Company”), Avícola Pilgrim’s Pride de México, S. de R.L. de C.V. (the “Borrower”), and certain Mexico subsidiaries of the Borrower (the “Subsidiary Guarantors”) entered into a secured revolving credit agreement (the “ING Credit Agreement”) with ING Capital LLC, as lead arranger and as administrative agent, and the lenders signatory thereto (the “Lenders”). Under the ING Credit Agreement, the Lenders agreed to make revolving loans to the Borrower up to USD$75 million (or fixed dollar equivalent) in aggregate principal amount. Commencing September 30, 2007, the Borrower is required to reduce the Lender’s aggregate commitment under the ING Credit Agreement by USD$3 million on September 30 of each year, until the aggregate revolving commitment is equal to USD$50 million. Outstanding amounts under the ING Credit Agreement bear interest at: (i) the LIBOR Rate, (ii) the Base Rate, or (iii) the TIIE Rate, as applicable; plus the Applicable Margin (as such terms are defined in the ING Credit Agreement). The ING Credit Agreement provides for an Applicable Margin for LIBOR loans ranging from LIBOR plus 1.25% to LIBOR plus 2.75% depending upon the total debt to capitalization ratio of the Company. The Applicable Margin for peso revolving loans ranges from TIIE plus 1.05% to TIIE plus 2.55% depending upon the total debt to capitalization ratio of the Company. The ING Credit Agreement’s stated final maturity date is September 25, 2011.

Obligations under the ING Credit Agreement are secured by a security interest in and lien upon all capital stock and other equity interests of the Subsidiary Guarantors, and certain promissory notes owned by, the Subsidiary Guarantors. All the obligations of the Borrower are secured by unconditional guarantees by the Company and each of the Subsidiary Guarantors.

Under the ING Credit Agreement, the Borrower, subject to certain exceptions, is required to make a mandatory prepayment of the revolving loans, in an aggregate amount equal to 100% of the net cash proceeds received by Borrower or any Subsidiary Guarantor, as applicable, in excess of thresholds specified in the ING Credit Agreement:

•	From the occurrence of certain asset sales by Borrower or any Subsidiary Guarantor;

•	From the occurrence of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of, any property or asset by Borrower or any Subsidiary Guarantor; or

•	From the incurrence of certain indebtedness by Borrower.

In addition, subject to certain exceptions, the Borrower must make a prepayment of the revolving loans in an aggregate amount equal to 25% of the Borrower’s excess cash flow within 195 days after the end of each fiscal year until the revolving credit commitment is reduced to USD$50 million.

The Borrower and its subsidiaries are also subject to customary covenants under the ING Credit Agreement, including certain reporting requirements. In addition, the ING Credit Agreement contains a number of covenants that, among other things, restrict the Borrower and its subsidiaries’ ability to:

•	Declare or pay any dividends or make other restricted payments (subject to certain exceptions);

•	Make any investments (subject to certain exceptions);

•	Create any restriction on the ability of the Borrower’s subsidiaries to pay dividends, pay indebtedness, make loans, or transfer any assets to the Borrower or any other subsidiary;

•	Engage in transactions with affiliates;

•	Create liens on any assets;

•	Incur or assume additional indebtedness;

•	Transfer or sell assets (subject to certain exceptions);

•	Consolidate, merge or transfer all or substantially all of the assets of the Borrower or its subsidiaries;

•	Amend, restate or modify its organizational documents in a manner that could reasonably be expected to be material and adverse to the Lenders; and

•	Enter into or acquire any hedging agreements.

The ING Credit Agreement also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control.

The ING Credit Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

CoBank Credit Agreement

On September 25, 2006, Company entered into a credit agreement (the “CoBank Credit Agreement”) dated September 21, 2006 with CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto. The CoBank Credit Agreement provides for an aggregate commitment of USD$1.225 billion consisting of a USD$795 million revolving/term loan commitment and a USD$430 million term loan commitment. The term loan commitment is comprised of a USD$210 million fixed rate term loan commitment and USD$220 million floating rate term loan commitment.

At any one time prior to September 21, 2007, the Company may elect to convert up to USD$295 million of the outstanding balance owing under the revolving/term loan commitment to a non-revolving term loan (“Voluntary Converted Loan”). On September 21, 2007, the revolving/term loan commitment will be automatically reduced to USD$500 million. From time to time, if certain conditions are satisfied, the Company has the right to increase the revolving/term loan commitment and term loan commitment to a total maximum amount of USD$1 billion and USD$750 million, respectively. Borrowings under the revolving/term loan commitment are available on a revolving basis until September 21, 2011 at which time the outstanding borrowings will be converted to a term loan (the “Automatic Converted Loan”). Borrowings under the term loan commitment are available until not later than March 21, 2007. The Company will not be entitled to request a term loan under the term loan commitment unless it has elected to convert USD$295 million of the outstanding principal owing under the revolving/term loan commitment to the Voluntary Converted Loan. All borrowings are subject to the availability of eligible collateral and no material adverse change provisions.

The credit facility is presently secured by certain fixed assets. Pilgrim’s Interests, Ltd., a partnership formed by the family of Lonnie “Bo” Pilgrim of which Lonnie A. Pilgrim and Lonnie Ken Pilgrim are managing partners, has also agreed to guarantee 50% of the amounts outstanding under the credit facilities. The loans under the CoBank Credit Agreement may be used to refinance existing indebtedness, fund the expansion of the Company’s production and processing facilities, fund any acquisition of Gold Kist Inc. and future acquisitions and for general corporate purposes. The fixed rate term loans will bear interest based on the annual yield of an actual treasury note closest to the average life of the loan, plus 225 basis points. The floating rate term loans will bear interest at LIBOR plus 175 bps if the Company’s debt to EBITDA ratio (calculated on a rolling 4 fiscal quarter basis) is greater than 3.0 and LIBOR plus 150 bps if the Company’s debt to EBITDA ratio (calculated on a rolling 4 fiscal quarter basis) is equal to or less than 3.0. The revolving/term loans provide for interest rates ranging from LIBOR plus one percent to LIBOR plus two percent depending upon the Company’s total debt to capitalization ratio.

The term loans, any Voluntary Converted Loan and any Automatic Converted Loan each have a final maturity on September 21, 2016 (the “Maturity Date”). The term loans and the Voluntary Converted Loans must be repaid in equal quarterly principal payments of 1% per annum of the original principal amount beginning the calendar quarter following the funding date or conversion date, as applicable, with the remaining balance due on the Maturity Date. The Automatic Converted Loan will be payable in equal quarterly principal payments of 10% per annum of the original principal amount beginning the calendar quarter following the conversion date with the remaining balance due on the Maturity Date.

Under the CoBank Credit Agreement, the Company, subject to specified conditions, must make a mandatory prepayment of the net cash proceeds received by the Company in excess of thresholds specified in the CoBank Credit Agreement, if:

•	The Company makes certain asset sales and sales of collateral;

•	The Company has any casualty or other insured damage to the collateral; or

•	The Company issues equity interests in a capital raising transaction.

The Company is also subject to customary covenants under the CoBank Credit Agreement, including certain reporting requirements. Further, the Company must comply with certain financial covenants, including leverage ratio, tangible net worth, current ratio, net tangible assets to total liabilities, fixed charge coverage ratio and net working capital. In addition, the CoBank Credit Agreement contains a number of covenants that, among other things, limit the Company and its subsidiaries’ ability to:

•	Make loans or investments;

•	Pay dividends or redeem shares of capital stock;

•	Create liens on any assets;

•	Incur or assume additional indebtedness, including guarantees of the indebtedness of others;

•	Transfer or sell collateral;

•	Consolidate, merge or transfer all or substantially all of the assets of the Company or its subsidiaries;

•	Repay certain unsecured debt prior to 105 days after the Maturity Date; and

•	Incur non-cancelable obligations on operating leases or sale and leaseback transactions.

The CoBank Credit Agreement also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control.

The CoBank Credit Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Bridge Loan Commitment

The Company has obtained a commitment letter from Lehman Brothers, Inc. (“Lehman Brothers”) and Lehman Brothers Commercial Bank (“LBCB”) pursuant to which, subject to specified conditions, LBCB has agreed to make available to the Company a USD$450 million senior unsecured bridge loan facility (the “Bridge Loan Commitment”).

Loans under the Bridge Loan Commitment may be made in up to a maximum of two drawings. An initial drawing may be made on the date the Company has acquired an aggregate of a majority of Gold Kist Inc.’s total issued and outstanding capital stock (the “Initial Closing Date”). If the Company has not borrowed the full Bridge Loan Commitment on the Initial Closing Date, a second drawing of the remainder of the Bridge Loan Commitment may be drawn on the date on which the Company completes the purchase of the remaining shares of capital stock of Gold Kist Inc.

The availability under the Bridge Loan Commitment is conditioned upon satisfaction, among other customary conditions, of the following:

•	The Company must have executed and delivered satisfactory definitive financing documentation with respect to the Bridge Loan Commitment;

•	The transactions contemplated by any acquisition of Gold Kist Inc. must be consummated pursuant to documentation having terms and conditions reasonably satisfactory to Lehman Brothers, including the acquisition agreement or tender offer documentation, as applicable, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified, except with the consent of the Lehman Brothers;

•	Gold Kist Inc.’s board of directors has redeemed its Series A Junior Participating Preferred Stock purchase rights or the rights have been invalidated or are otherwise inapplicable to any acquisition of Gold Kist Inc.;

•	The Company must have acquired (or simultaneously with the drawing will acquire) by purchase, merger or otherwise at least 50% of the total issued and outstanding capital stock of Gold Kist Inc. (100% of the total issued and outstanding capital stock of Gold Kist Inc. in case of the second drawing under the Bridge Loan Commitment);

•	All governmental and material third party approvals (including shareholders’ and other material consents) necessary or, in the reasonable discretion of Lehman Brothers, advisable in connection with the transactions contemplated by any acquisition of Gold Kist Inc., the financing contemplated by any acquisition of Gold Kist Inc. and the continuing operations of the Company and its subsidiaries must have been obtained and be in full force and effect, and all applicable waiting periods, including under the Hart-Scott-Rodino Act, must have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by any acquisition of Gold Kist Inc. or its financing; and

•	The Company shall have received proceeds of at least USD$600.0 million under the CoBank Credit Agreement.

Any loans under the Bridge Loan Commitment will mature on the date that is one year following the Initial Closing Date (the “Bridge Maturity Date”). If any loan under the Bridge Loan Commitment has not been previously repaid in full on or prior to the Bridge Maturity Date, subject to specified conditions, the loans will be converted into a term loan (each, a “Term Loan”) maturing on the tenth anniversary of the Initial Closing Date. The holders of the loans under the Bridge Loan Commitment or Term Loans may elect to receive notes in exchange for those loans in the case of loans under the Bridge Loan Commitment, at the Bridge Maturity Date or, in the case of Term Loans, at any time or from time to time (the “Exchange Notes”). The Exchange Notes will have a principal amount equal to the principal amount of the Term Loan for which it is exchanged and having a fixed interest rate equal to the interest rate on the Term Loan at the time of transfer.

Prior to the Bridge Maturity Date, the loans under the Bridge Loan Commitment will initially accrue interest at a rate per annum equal to LIBOR plus 275 basis points. If the loans under the Bridge Loan Commitment are not repaid in full within 180 days following the Initial Closing Date, the rate will increase by 75 basis points at the end of that 180-day period and will increase by an additional 50 basis points at the end of each 90-day period thereafter. Interest on the loans under the Bridge Loan Commitment will be no greater than (1) 9.75% per annum, if the Company’s senior unsecured rating is Ba3 by Moody’s and BB- by S&P or better, or (2) 10.25% per annum, if the Company’s senior unsecured rating is B1 by Moody’s or B+ by S&P or lower.

The Bridge Loan Commitment is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Hancock Consent

On September 22, 2006, the Company entered into a consent (the “Hancock Consent”) with John Hancock Life Insurance Company, ING Capital LLC and other purchasers (collectively, the “Hancock Purchasers”) as named in the Fourth Amended and Restated Note Purchase Agreement with the Company dated November 18, 2003 (as amended, the “Note Purchase Agreement”). Under the Hancock Consent, the Hancock Purchasers consent to any transaction whereby the Company directly or indirectly acquires Gold Kist Inc. (the “Acquisition Transaction”) and any financing incurred by the Company to consummate the Acquisition Transaction (the “Acquisition Financing”).

In connection with entering into the Hancock Consent, the Hancock Purchasers entered into the CoBank Credit Agreement. Concurrent with the execution of the Hancock Consent, the revolving commitment of ING Capital LLC under the Note Purchase Agreement was terminated. The Note Purchase Agreement will be terminated upon initial funding of the term loan by the Hancock Purchasers under the CoBank Credit Agreement. Upon the initial funding of the term loans under the CoBank Credit Agreement, the Company is required to pay the Hancock Purchasers (1) a 1% fee of the balance on floating rate notes, which will be increased to a 2% fee if less than USD$100 million of the term loan with the Hancock Purchasers has been funded on or before March 31, 2007 and (2) with respect to fixed rate notes, a make-whole premium unless the interest rate for term loans under the CoBank Credit Agreement is greater than or equal to 6.68%.

Harris Consent

On September 22, 2006, the Company entered into a consent (the “Harris Consent”) with Harris N.A. in its capacity as agent (the “Agent”) and in its individual capacity, and the other lenders (“Banks”) party to the Third Amended and Restated Secured Credit Agreement with the Company dated April 7, 2004 (the “Harris Credit Agreement”). Under the Harris Consent, the Agent and Banks consent to the Acquisition Transaction and the Acquisition Financing in a principal amount of up to USD$1.315 billion. In addition, the Agent and Banks agreed to suspend the financial covenants in the Harris Credit Agreement upon the closing of the Acquisition Transaction though March 31, 2007, during which time the Agent, Banks, and Company agree to amend the financial covenants to take into account the consummation of the Acquisition Transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the ING Credit Agreement and CoBank Credit Agreement set forth above under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement by and among the Borrower, Company, Subsidiary Guarantors, ING Capital LLC, and Lenders dated as of September 25, 2006

10.2	Credit Agreement by and among CoBank, ACB, Agriland, FCS and the Company dated as of September 21, 2006

10.3	Pilgrim’s Pride Corporation $450,000,000 Senior Unsecured Increasing Rate Bridge Facility Commitment Letter from Lehman Brothers to the Company dated September 27, 2006

99.1	Press release announcing Company’s intention to commence the offer to purchase common stock of Gold Kist Inc. issued by the Company on September 28, 2006

99.2	Letter dated September 28, 2006 from the Company to the Board of Directors of Gold Kist Inc.

99.3	Letter dated September 28, 2006 to employees of the Company (the press release and Frequently Asked Questions referred to in this Exhibit have been filed with this Current Report as Exhibit 99.1 and Exhibit 99.7, respectively)

99.4	Letter dated September 28, 2006 to customers of the Company (the press release referred to in this Exhibit has been filed with this Current Report as Exhibit 99.1)

99.5	Letter dated September 28, 2006 to the Company growers (the press release referred to in this Exhibit has been filed with this Current Report as Exhibit 99.1)

99.6	Tender Offer FAQs

99.7	Frequently Asked Questions for Pilgrim’s Pride Employees

99.8	Press release announcing Company’s intention to commence the offer to purchase Gold Kist 10 1/4% Senior Notes due March 15, 2014 and related Consent Solicitation issued by the Company on September 28, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: September 28, 2006	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement by and among the Borrower, Company, Subsidiary Guarantors, ING Capital LLC, and Lenders dated as of September 25, 2006

10.2	Credit Agreement by and among CoBank, ACB, Agriland, FCS and the Company dated as of September 21, 2006

10.3	Pilgrim’s Pride Corporation $450,000,000 Senior Unsecured Increasing Rate Bridge Facility Commitment Letter from Lehman Brothers to the Company dated September 27, 2006

99.1	Press release announcing Company’s intention to commence the offer to purchase common stock of Gold Kist Inc. issued by the Company on September 28, 2006

99.2	Letter dated September 28, 2006 from the Company to the Board of Directors of Gold Kist Inc.

99.3	Letter dated September 28, 2006 to employees of the Company (the press release and Frequently Asked Questions referred to in this Exhibit have been filed with this Current Report as Exhibit 99.1 and Exhibit 99.7, respectively)

99.4	Letter dated September 28, 2006 to customers of the Company (the press release referred to in this Exhibit has been filed with this Current Report as Exhibit 99.1)

99.5	Letter dated September 28, 2006 to the Company growers (the press release referred to in this Exhibit has been filed with this Current Report as Exhibit 99.1)

99.6	Tender Offer FAQs

99.7	Frequently Asked Questions for Pilgrim’s Pride Employees

99.8	Press release announcing Company’s intention to commence the offer to purchase Gold Kist 10 1/4% Senior Notes due March 15, 2014 and related Consent Solicitation issued by the Company on September 28, 2006